UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Citizens First Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CITIZENS FIRST CORPORATION

1065 Ashley Street, Suite 150

Bowling Green, Kentucky 42103

April 4, 2012

Dear Shareholder:

You are cordially invited to attend our annual meeting of shareholders, which will be held at the Carroll Knicely Institute for Economic Development and Public Service-South Campus, 2355 Nashville Road, Bowling Green, Kentucky, on Wednesday, May 16, 2012, at 3:30 p.m. Central Time.  I sincerely hope that you will be able to attend the meeting and I look forward to seeing you.

The attached notice of the annual meeting and proxy statement describes the formal business to be transacted at the meeting.  We will also report on our operations for the year ended December 31, 2011 and the first quarter of 2012.  Your attention is directed to the proxy statement accompanying the notice for a more complete statement regarding the matters proposed to be acted upon at the meeting.

In order that your Citizens First Corporation common stock may be represented at the annual meeting, please vote by telephone, over the Internet or by mailing your proxy card.  This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs.  If you decide later to attend the meeting, you may withdraw your proxy and vote your shares in person.

Sincerely,

M. Todd Kanipe
President and Chief Executive Officer

CITIZENS FIRST CORPORATION

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 16, 2012

The 2012 Annual Meeting of Shareholders of Citizens First Corporation will be held on Wednesday, May 16, 2012 at 3:30 p.m. Central Time at the Carroll Knicely Institute for Economic Development and Public Service-South Campus, 2355 Nashville Road, Bowling Green, Kentucky, for the following purposes:

(1)                                 To elect three persons to serve as Class III directors for three year terms ending in 2015 and until their successors are elected and qualify;

(2)                                 To approve an amendment to the Company’s articles of incorporation to increase the number of authorized shares of preferred stock from 500 to 10,000;

(3)                                 To ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012;

(4)                                 To approve a non-binding advisory proposal on the compensation of Citizens First’s named executive officers as described in the proxy statement; and

(5)                                 To transact any other business as may properly come before the meeting or any adjournments of the meeting.

March 30, 2012 is the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting.  Only shareholders of record at the close of business on that date are entitled to vote at the meeting or any adjournments thereof.

We hope that you will be able to attend the meeting.  We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign, and return the enclosed proxy card as soon as possible or vote by telephone or Internet in accordance with the instructions on the proxy card.  If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person.

M. Todd Kanipe
President and Chief Executive Officer

Bowling Green, Kentucky
April 4, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the
Annual Shareholder Meeting to be Held on May 16, 2012

In accordance with the rules of the Securities and Exchange Commission, we are advising our shareholders of the availability on the Internet of our proxy materials related to the annual meeting described above. These rules allow companies to provide access to proxy materials in one of two ways. Because we have elected to utilize the “full set delivery” option, we are delivering to all shareholders paper copies of all of the proxy materials, as well as providing access to those proxy materials on a publicly accessible Web site.

The notice of 2012 annual meeting of shareholders, this proxy statement, a proxy card and the Company’s annual report on Form 10-K are available on the Internet at http://www.cfc.ilstk.com.

CITIZENS FIRST CORPORATION

1065 Ashley Street, Suite 150

Bowling Green, Kentucky  42103

PROXY STATEMENT

Annual Meeting of Shareholders To Be Held on May 16, 2012

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2012 Annual Meeting of Shareholders (the “Meeting”) of Citizens First Corporation (the “Company”) to be held at 3:30 p.m. Central Time on Wednesday, May 16, 2012 at the Carroll Knicely Institute for Economic Development and Public Service — South Campus, 2355 Nashville Road, Bowling Green, Kentucky, and at any adjournments thereof.

The close of business on March 30, 2012 is the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting.  This proxy statement and the accompanying proxy card are being first sent or given to shareholders on or about April 4, 2012.

As of the close of business on March 30, 2012, the Company had 5,000,000 shares of common stock, no par value (“Common Stock”) authorized, of which 1,968,777 shares were issued and outstanding, and 500 shares of preferred stock, no par value, authorized, of which 187 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) and 250 shares of Cumulative Convertible Preferred Stock (“Convertible Preferred Stock”) were issued and outstanding.  Each outstanding share of Common Stock is entitled to one vote on all matters that may come before the Meeting.  Pursuant to the Company’s Articles of Incorporation, none of the issued and outstanding shares of the Series A Preferred Stock or the Convertible Preferred Stock entitle a holder thereof to a vote on any of the matters to be presented at the Meeting.

IMPORTANT MEETING AND VOTING INFORMATION

Internet Availability of Proxy Materials

The notice of our 2012 annual meeting of shareholders, proxy statement, proxy card and annual report on Form 10-K are available on the Internet at the following website: http://www.cfc.ilstk.com.

Voting Procedures

If you are a shareholder as of the record date, you can vote (i) by attending the Meeting, (ii) by following the instructions on the proxy card for voting by telephone or Internet, or (iii) by signing, dating and mailing in your proxy card.  If you hold shares through a broker, bank or other nominee, that institution will instruct you as to how your shares maybe voted by proxy, including whether telephone or Internet voting options are available.  If you hold your shares through a broker, bank or other nominee and would like to vote in person at the Meeting, you must first obtain a proxy issued in your name from the institution that holds your shares.

If You Vote by Telephone or on the Internet, You Do NOT Need to Return Your Proxy Card.

If the accompanying proxy card is properly signed and returned prior to the Meeting, or you vote by telephone or the Internet, the shares it represents will be voted at the Meeting in accordance with the directions, if any, noted thereon.  If no contrary directions are given, the shares will be voted:

•                                          FOR the election of the nominees for director named in this proxy statement;

•                                          FOR the approval of an amendment to the Company’s articles of incorporation to increase the number of authorized shares of preferred stock from 500 to 10,000;

•                                          FOR the ratification of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012;

•                                          FOR approval of a non-binding advisory proposal on the compensation of the Company’s named executive officers as described in this proxy statement; and

•                                          In the discretion of the persons appointed as proxies as to all other matters properly brought before the Meeting and any adjournments thereof.

If any nominee for election to the Board of Directors named in this proxy statement becomes unavailable for election for any reason, the proxy will be voted FOR a substitute nominee selected by the Board of Directors.

Revocability of Proxies

Any shareholder giving a proxy may revoke it (i) at any time before the shares it represents are voted at the Meeting by (a) giving written notice of such revocation to the Secretary of Citizens First Corporation at the address shown above or (b) delivering a later dated proxy or (c) by entering a later-dated telephone or Internet vote, or (ii) by voting in person at the Meeting.

Shareholder Approval Requirements

The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock of the Company as of the record date will constitute a quorum for the transaction of business at the Meeting. Proxies that are returned to us where brokers have received instruction to vote on one or more proposals but do not vote on other proposals are referred to as “broker non-votes”. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists. Abstentions and broker non-votes are not counted in determining the number of votes required for the election of a director or passage of any other matter submitted to shareholders.  As a result of recent changes in the rules of the New York Stock Exchange, if your broker does not receive instructions from you, your broker will not be able to vote your shares in the election of directors, resulting in a broker non-vote.  In addition, without instruction, your broker will not be able to vote your shares with respect to the proposal to amend the Company’s articles of incorporation or to approve the compensation of the Company’s named executive officers.  Therefore, it is very important that you instruct your broker how you wish your shares to be voted on these matters.

Under Kentucky law, the affirmative vote of a plurality of the votes cast by the shareholders entitled to vote at the Meeting is required for the election of directors which means the nominees who receive the largest number of properly cast votes will be elected as directors A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted in determining whether there is a quorum.  Therefore, so long as a quorum is present, withholding authority will have no effect on whether one or more directors is elected.

The approval of the amendment to the Company’s articles of incorporation, the compensation of the Company’s named executive officers and ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year and any other matter other than that enumerated above that properly comes before the Meeting will also be approved if the number of shares of Common Stock voted in favor of the proposal exceeds the number of shares of Common Stock voted against it.  A properly executed proxy marked “abstain” with respect to a proposal will not be voted on a proposal, although it will be counted in determining whether there is a quorum.  Therefore, abstentions on the approval of the amendment to the Company’s articles of incorporation, the compensation of the Company’s named executive officers or ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm and any other proposal that comes before the Meeting will have no effect on whether the proposals are approved so long as a quorum is present.  Similarly, broker non-votes will have no effect on whether a proposal will be approved.

Proxy Solicitation

Although the Company does not currently plan to engage a proxy solicitation firm, the Company will pay the cost of proxy solicitation.  Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax or otherwise.  We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of Common Stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

Shareholder Proposals for Next Year’s Meeting

Any proposal that a shareholder may desire to be included in the Board of Directors’ proxy statement for presentation at the 2013 annual meeting of shareholders must be received not later than December 13, 2012 in order to be considered for inclusion.  All such proposals should be sent to the Secretary of Citizens First Corporation at 1065 Ashley Street, Suite 150, Bowling Green, Kentucky 42103.  After this date, a shareholder who intends to raise a proposal to be acted upon at the 2013 annual meeting of shareholders but who does not desire to include the proposal in the 2013 proxy statement must inform the Company in writing no later than March 17, 2013.  Shareholder proposals submitted after March 17, 2013 will be considered untimely under our Bylaws and the Board may exclude such proposals from being acted upon at the 2013 annual meeting of shareholders.  If the Board of Directors elects not to exclude such proposals from consideration at the meeting (although not included in the proxy statement), the proxy solicited by us for next year’s annual meeting may confer discretionary authority to vote on any such matters without a description of them in the proxy statement for that meeting.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Company’s Articles of Incorporation and Bylaws currently provide that the Board of Directors shall consist of not less than seven nor more than eighteen directors and shall be divided into three classes, each consisting as nearly equal in number as practicable.  Presently, the Board has eleven members, with Class I and Class II each consisting of four directors and Class III consisting of three directors.

At the Meeting, shareholders will vote to elect three persons to serve as Class III directors to hold office for a term of three years expiring at the 2015 Annual Meeting of Shareholders and thereafter until their respective successors are duly elected and qualified.  The terms of Class III directors James R. Hilliard, M. Todd Kanipe and Kevin Vance expire at the Meeting.  The Governance Committee has recommended, and the Board has approved, the nomination of James R. Hilliard, M. Todd Kanipe and Kevin Vance for election at the Meeting.  All of the nominees have agreed to serve if elected.  With each shareholder having one vote per share of Common Stock to cast for each nominee, the nominees receiving the greatest number of votes will be elected.

Unless a proxy is marked otherwise, it is the intention of the persons named in the proxy to vote the shares represented thereby in favor of the election of the Class III directors named below.  The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve as a director.  If any nominee should become unavailable before the Meeting, the persons named in the enclosed proxy, or their substitutes, reserve the right to vote for substitute nominees selected by the Board of Directors.

All of the Company’s directors also currently serve as directors of Citizens First Bank (the “Bank”).

The Board of Directors unanimously recommends that you vote FOR each of the director nominees.

Nominees for Election to the Board

The biographies of each of the nominees and continuing directors below contain information regarding the person’s service as a director, business experience, director positions for SEC reporting companies held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualification, attributes or skills that caused the Governance Committee and the Board to determine that the person should serve as a director for the Company.

Class III Directors-Terms to Expire in 2012

James R. Hilliard (55)	Director since 2009

Since 1995, Mr. Hilliard has served as President of AirGas Mid America, Inc., a distributor of welding gases and supplies headquartered in Bowling Green, Kentucky. He has served in various capacities with that company and its predecessors since 1975. Mr. Hilliard received a Bachelor of Science degree in Business Administration from Western Kentucky University in 1982. Mr. Hilliard has extensive knowledge and leadership experience having served as the president of a large industrial company for almost 20 years.

M. Todd Kanipe (43)	Director since 2009

Mr. Kanipe was appointed President and Chief Executive Officer of the Company and the Bank in June 2009. Mr. Kanipe has over 20 years of banking experience, having joined the Company in 1999 as Vice President and Trust Relationship Manager. In 2004, he was named Executive Vice President, Credit Administration of the Company and the Bank. Mr. Kanipe also served as Executive Vice President, Finance from January 2008 to September 2008. Prior to joining the Company, he was a senior relationship manager with Trans Financial Bank. Mr. Kanipe is active in the Bowling Green community, having served on the board of directors of American Red Cross and Big Brothers & Sisters. Mr. Kanipe is a graduate of Western Kentucky University where he earned a Bachelor of Science degree in Finance. He is a graduate of the Cannon Personal Trust School and the Kentucky Schools of Banking and Commercial Lending. Mr. Kanipe’s extensive experience as a banker in the Company’s market area and as a community leader enables him to provide insight to the Board of Directors on the factors that impact the Company and the communities the Company serves and his day to day management of the Bank allows him to provide the Company with company-specific experience and expertise.

Kevin Vance (48)	Director since 2008

Dr. Vance has been a small business owner and operator in South Central Kentucky for over 23 years. He is the founder and President of Hartland Animal Hospital in Horse Cave, Kentucky. He has served as a director of Kentucky Banking Centers and a director of the Kentucky Board of Veterinary Examiners. He has served in a variety of leadership positions, including the past present and director of the Hart County Chamber of Commerce, past president and director of the Hart County Cattlemen’s Association, director of the Hart County District Extension Council, and a director of the Hart County Fair Board. Dr. Vance is an active member of the American Veterinary Medical Association and the Kentucky Veterinary Medical Association and currently serves on the legislative committee of the KVMA. Dr. Vance received a Bachelor of Science degree from Western Kentucky University and a Doctor of Veterinary Medicine degree from Auburn University. As a small business owner and an active member of his community, Dr. Vance brings a unique insight and knowledge to the Company.

Continuing Directors Until 2013 Meeting

Class I Directors-Terms to Expire in 2013:

Steve Marcum (55)	Director since 2012

Mr. Marcum has been the Executive Vice President and Chief Financial Officer of the Company and the Bank since August 2009 and also served in those positions from October 2005 through January 2008. From January 2008 to August 2009, Mr. Marcum was a bank examiner with the Federal Deposit Insurance Corporation and a senior manager with Holland CPAs, a Bowling Green, Kentucky public accounting firm (now Carr, Riggs & Ingram). He was previously employed by Franklin Bank & Trust Company and Bowling Green Bank & Trust. Mr. Marcum received his Master of Business Administration at Western Kentucky University and completed the Graduate School of Banking at the University of Wisconsin-Madison. He currently serves as a trustee for the Warren County Public Library and is the incoming chairperson of the Kentucky Library Trustees Roundtable. He previously served as President of the Kentucky State Board of Accountancy and a part-time instructor at Western Kentucky University in Accounting and Finance. Mr. Marcum was appointed as a director of the Company and the Bank in February 2012 to fill the unexpired term of Freddie Travis, a former director. Mr. Marcum’s extensive financial and accounting expertise, as well as experience in internal controls and financial reporting, strengthens the Board’s collective qualifications, skills and experience.

Steve Newberry (49)	Director since 2008

Mr. Newberry is the President and Chief Executive Officer of Commonwealth Broadcasting Corporation, a 22 station radio broadcast group with facilities throughout Kentucky. As the Past Joint Board Chairman of the National Association of Broadcasters (NAB), Steve Newberry recently completed a two year term leading America’s broadcasters. Based in Washington, DC, NAB is the premiere trade organization representing America’s radio and television stations and television networks. Mr. Newberry was named the 2011 recipient of the National Radio Award, the industry’s highest leadership honor. Active in community and industry affairs, Steve has held many other leadership positions in the broadcast industry. A member of the board of directors and executive committees of both the National Association of Broadcasters and the Radio Advertising Bureau (RAB), Steve is former chair of NAB’s radio board of directors and the NAB Political Action Committee. He was chair of the 2006 and 2007 RAB Managing Leadership Conference (MLC) Conference and served as a co-chair of the 2004 NAB Radio Show. He is also a member of the International Broadcasters Idea Bank. Steve was president of the Kentucky Broadcasters Association (1993) and received their highest award, the prestigious Distinguished Kentuckian Award, from the Kentucky Broadcasters Association in 2009. For many years he served as chairman of the KBA’s legislative liaison committee. Steve has also been active in public broadcasting. For six years he served as a member of the national board of trustees of America’s Public Television Stations (APTS); for five years he served as Chairman of the Authority for Kentucky Educational Television (KET). In addition to his broadcast activities, Steve served as executive director of the Glasgow-Barren County Industrial Development Economic Authority (IDEA), and for many years chaired that organization. He also served as president of the Glasgow Rotary Club, twice chaired the local United Way campaign, and was a member of the board of directors of the Glasgow-Barren County Boys and Girls Club. Mr. Newberry received his Bachelor of Arts degree in Telecommunications from the University of

Kentucky. As the President of a large broadcast group for many years and an active participant in community affairs, Mr. Newberry brings extensive business and financial insight, experience, and knowledge that strengthen the Board’s collective qualifications, skills and experience.

Jack Sheidler (55)	Director since 2002

Mr. Sheidler, the principal and owner of Greenwood Properties, LLC, has been a real estate developer of retail, multi-family and office properties in Kentucky, Oklahoma and Tennessee since 1984. He served as a director of Southern Kentucky Performing Arts Center for many years and is active in civic and nonprofit organizations in the community. Mr. Sheidler has extensive experience in commercial real estate matters. Mr. Sheidler’s experience as Chairman of the Board of Directors offers the Board management experience, leadership capabilities, financial knowledge and business acumen.

John Taylor (73)	Director since 2009

Mr. Taylor has been a partner and owner of Taylor Polson & Company, a public accounting firm in Glasgow, Kentucky, since 1970. He is a past president of the Glasgow-Barren County Chamber of Commerce and the Kentucky Society of CPAs. Mr. Taylor received a Bachelor of Science degree from Western Kentucky University and served in the Kentucky Air National Guard for nine years. Mr. Taylor’s experience in the preparation, analysis and evaluation of financial statements and understanding of internal controls and procedures for financial reporting strengthens the Board’s collective qualifications, skills and experience.

Continuing Directors Until 2014 Meeting

Class II Directors-Terms to Expire in 2014

Barry D. Bray (66)	Director since 1999

Mr. Bray retired from banking in 2004, after a 34 year career in the banking industry. From 1998 to 2004, Mr. Bray served as Vice President — Chief Credit Officer of the Company, where he was responsible for all aspects of retail, commercial and mortgage lending. Prior to that, Mr. Bray served as Executive Vice President — Chief Credit Officer of Trans Financial Bancorp, Inc. for 17 years. Prior to joining Trans Financial, he was employed for ten years as a national bank examiner by the Office of the Comptroller of the Currency. Mr. Bray is a graduate of Xavier University with a Bachelor of Arts degree in Economics. He is also a graduate of the School of Banking of the South, Louisiana State University and Robert Morris Associates Senior Lending School. Mr. Bray brings a long and varied experience in all areas of banking (accumulated through several banking cycles) which gives both the Company and the Board of Directors an in-depth insight into the banking industry. Mr. Bray’s extensive banking and executive management experience strengthens the Board’s collective qualifications, skills and experience.

Sarah Glenn Grise (55)	Director since 2002

Ms. Grise is a civic volunteer having previously served for 18 years as General Manager of TKR Cable of Southern Kentucky. Ms. Grise has served on the board of directors of Houchens

Industries, Inc., Bowling Green, Kentucky, since 1995 and in leadership positions for numerous nonprofit and civic organizations. Ms. Grise holds a Bachelor of Science degree in Business Administration from the University of North Carolina at Chapel Hill. Ms. Grise has a variety of business experience having served in management for 18 years in the Company’s market area. She is also actively involved in a number of community activities in the Company’s market area.

Chris B. Guthrie (45)	Director since 2004

Since 1994, Mr. Guthrie has been the President of Trace Die Cast, Inc., a manufacturer of aluminum die castings located in Bowling Green, Kentucky. Mr. Guthrie received a Bachelor of Arts degree in Economics from Northwestern University in 1990 and a Master of Science degree in Management from Stanford University in 1999. Mr. Guthrie has extensive knowledge and leadership experience having served as the president of a large industrial company for almost 20 years.

Amy Milliken (40)	Director since 2009

Ms. Milliken is the County Attorney for Warren County, Kentucky and began her prosecutorial career immediately upon being admitted to the Kentucky Bar in 1996 as an Assistant Warren County Attorney. Ms. Milliken is on the board of directors of the Bowling Green Chamber of Commerce and serves and has served in leadership positions for a number of nonprofit and civic organizations, including the Dream Factory of Bowling Green, the Warren County Domestic Violence Council, Hope Harbor, the Child Advocacy Center, CASA, Leadership Bowling Green, vice president of the Kentucky Association of County Attorneys and the executive board of the Juvenile Justice Advisory Board. Ms. Milliken received a Bachelor of Arts degree from Western Kentucky University in 1991 and a J.D. from Salmon P. Chase College of Law in 1995. As an attorney, Ms. Milliken brings significant experience and knowledge to the Company in the areas of regulatory compliance and risk oversight. She is also actively involved in a number of community activities in the Company’s market area.

COMPENSATION OF DIRECTORS

In 2011, we provided the following compensation to our non-employee directors:

Name	Fees Earned or Paid in Cash($)
Barry D. Bray	$6,000
Sarah Glenn Grise	$6,000
Chris Guthrie	$6,000
Bob Hilliard	$6,000
Amy Milliken	$6,000
Steve Newberry	$6,200
Jack Sheidler	$6,000
John Taylor	$6,400
Kevin Vance	$6,400

In 2011, our non-employee directors received $500 per month for each month in which they attended a Board of Directors’ meeting.  In 2012, our employee and non-employee directors will receive

$1,000 per month for each month in which they attend a Board of Directors’ meeting.  Directors may also receive community board fees ranging from $200 to $250 per meeting.  We also reimburse non-employee directors for the expenses they incur to attend the meetings.  Directors do not receive separate compensation for serving on the Board of Directors of Citizens First Bank.

In 2003, the Board of Directors adopted, and the shareholders approved, the 2003 Stock Option Plan for Non-Employee Directors.  This plan provides for the issuance to our non-employee directors of options to purchase up to an aggregate of 44,100 shares of our Common Stock.  A total of 30,389 options have been granted under the 2003 Stock Option Plan for Non-Employee Directors.  No options were granted under the plan in 2011.  At December 31, 2011, the directors had outstanding options to purchase shares of Common Stock under the plan as follows:  Ms. Grise and Mr. Sheidler — 2,128; Messrs. Bray and Guthrie — 1,577; and Messrs. Newberry and Vance — 500.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that each of the following directors, or nominee for director, is “independent,” within the meaning of Nasdaq Listing Rule 4200(a)(15):  Barry D. Bray, Sarah Glenn Grise, Chris Guthrie, James R. Hilliard, Amy Milliken, Steve Newberry, Jack Sheidler, John Taylor and Kevin Vance.

Process for Identifying Candidates

The Governance Committee seeks to identify potential candidates for membership on the Board of Directors through existing members of the Board, senior management and other members of the community.  The Governance Committee will also consider nominees proposed by the Company’s shareholders in accordance with the provisions contained in the Company’s Bylaws.  Under the Bylaws, any shareholder may nominate a person for election to the Company’s Board at the annual meeting of shareholders, provided that the nomination is received by the Company not less than 60 days prior to the date of the annual meeting of shareholders.  Each nomination submitted in this manner must include the name and address of the nominee(s) and his or her age, business and residence addresses, principal occupation, number of shares of our common stock beneficially owned, and such other information as would be required to be included in a proxy statement soliciting proxies for the election of such proposed nominee.  In addition, the nominating shareholder must provide his or her name and address and the number of shares of our common stock beneficially owned by the shareholder.  The Board evaluates nominees recommended by shareholders on the same basis as nominees recommended by any other source.

Director Qualifications and Evaluation of Candidates

The Governance Committee may consider whatever factors it deems appropriate in its assessment of a candidate for board membership.  The candidates nominated to serve as directors will, at a minimum, in the Governance Committee’s judgment,

•                                          fulfill the needs of the Board of Directors at the time in terms of age, experience and expertise,

•                                          possess the background and ability to contribute to the performance by the Board of its responsibilities through senior executive management experience and/or a record of relevant civic and community leadership, and

•                                          be able to represent the interests of the Company and all of its shareholders.

In addition to the general skills stated above, the directors must not have any interests that would materially impair their ability to exercise independent judgment, or otherwise discharge the fiduciary duties owed as a director to the Company and its shareholders.  Also, it is the Company’s policy that directors may not stand for or be nominated for election as a director for any term that begins after the director reaches age 75.

Our directors have demonstrated significant achievement and generally have significant management experience in one or more fields of business, professional, governmental, community and educational endeavors.  Our directors have sound judgment as a result of their management or policy making experience and demonstrate an ability to function effectively in an oversight role.  Give the tenure of most of the directors on our Board, they have a general appreciation regarding major issues facing public companies.  These experiences make each of our directors and director nominees well qualified to be a member of the Company’s Board of Directors.

The Company does not have a formal diversity policy for nominees.  However, the Board seeks members with diverse professional backgrounds and the Board also reviews the requisite skills and characteristics of Board members as well as the composition of the Board as a whole.

Director Stock Ownership Guidelines

The Board of Directors believes that directors more effectively represent the Company’s shareholders, whose interests they are charged with protecting, if they are shareholders themselves. Therefore, the Board adopted director stock ownership guidelines applicable to all directors, effective January 1, 2011. All directors are required to beneficially own a number of shares of the Company’s common stock equal in value to fifty percent of their potential compensation for services as a director during their three year term.

Board Leadership Structure

In accordance with our Bylaws, our Board of Directors elects our Chief Executive Officer and our Chairman, and each of these positions may be held by the same person or may be held by two persons.  The Board does not have a policy, one way or the other, on whether the role of the Chairman and Chief Executive Officer should be separate and, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee.  Under its charter, the Governance Committee periodically reviews and recommends to the Board the leadership structure of the Board.  Currently, our Chief Executive Officer and our Chairman are held by separate persons.  After careful consideration, the Governance Committee has determined that the current Board structure separating the Chief Executive Officer and Chairman positions is the most appropriate leadership structure for the Company and its shareholders.

Risk Oversight

The Board is charged with providing oversight of the Company’s risk management processes.  The Audit Committee is primarily responsible for overseeing the risk management function at the Company on behalf of the Board.  In carrying out its responsibilities, the Audit Committee works closely with the Company’s risk management officers.  The Audit Committee meets at least quarterly with members of management and receives a comprehensive report on risk management, including management’s assessment of risk exposures (including risks related to liquidity, credit, operations and regulatory compliance, among others) and the processes in place to monitor and control such exposures.  The Audit Committee also receives updates between meetings from the Chief Executive Officer, the Chief Financial Officer and other members of management relating to risk oversight matters.  The Audit Committee provides a report on risk management to the full Board on at least a quarterly basis.

In addition to the Audit Committee, the other committees of the Board consider the risks within their areas of responsibility.  For example, the Compensation Committee considers the risks that may be implicated by our compensation programs.

Communications with Shareholders

Our Board of Directors welcomes communications from shareholders and has established a procedure for receipt of such communications.  Shareholders may send communications to the Board of Directors, or to any director in particular, in care of Secretary, Citizens First Corporation, 1065 Ashley Street, Suite 150, Bowling Green, Kentucky 42103.  Any correspondence to the Board of Directors, or to any director in particular, will be forwarded by the Company to the addressee, without review by management.

Code of Conduct

The Board of Directors has adopted a Code of Conduct that applies to our principal executive, financial and accounting officers and persons performing similar functions, as well as all other directors and employees.  The Company will provide to any person without charge, upon request, a copy of the Company’s Code of Conduct.  Requests should be directed to Secretary, Citizens First Corporation, 1065 Ashley Street, Suite 150, Bowling Green, Kentucky 42103.

Meetings and Committees of the Board of Directors

In 2011, our Board of Directors had three standing committees:  the Audit Committee, the Compensation Committee and the Governance Committee.

The current members of the Audit Committee are Sarah Glenn Grise (Chairman), Barry Bray, Jack Sheidler, John Taylor and Kevin Vance.  The Audit Committee held five meetings in 2011.

The current members of the Compensation Committee are Bob Hilliard (Chairman), Barry Bray, Chris Guthrie, Amy Milliken, Steve Newberry and Kevin Vance.  The Compensation Committee met three times in 2011.

The current members of the Governance Committee are Steve Newberry (Chairman), Barry Bray, Chris Guthrie, Bob Hilliard, Jack Sheidler and John Taylor.  The Governance Committee met three times in 2011.

12 meetings of the Board of Directors were held during 2011.  All of our directors attended 75% or more of the combined total of the meetings of the Board of Directors and of all committees on which they served.  We encourage each member of the Board of Directors to attend the annual meetings of shareholders.  All but one of our directors attended the 2011 Annual Meeting of Shareholders.

Executive sessions, or meetings of outside directors without management present, are held at regular intervals for both the Board and the Committees.  Mr. Sheidler, as the Chairman of the Company, serves as the presiding director of the executive session meetings of the non-management directors of the Board.  The Board meets in executive session a minimum of four times each year.

Audit Committee.  The Audit Committee consists of five directors, each of whom satisfies the independence requirements set forth in NASD Rule 5605(a)(2).  The Board of Directors has also determined that director John Taylor qualifies for and currently serves as the Committee’s “audit committee financial expert,” as defined in Item 407(d) of SEC Regulation S-K.  The Audit Committee, among other things, is directly responsible for the selection, oversight and compensation of our independent registered public accounting firm.  It is also responsible for meeting with the independent auditors and the appropriate corporate officers to review matters relating to corporate financial reporting and accounting procedures and policies, the adequacy of financial, accounting and operating controls, and the scope of the audits of our independent auditors and any internal auditor.  In addition, the Audit Committee is responsible for reviewing and reporting the results of each audit and making recommendations it may have to the Board of Directors with respect to financial reporting and accounting practices, policies, controls and safeguards.  The Audit Committee operates pursuant to a formal written charter that sets out the functions that this Committee is to perform and that is reviewed for adequacy on an annual basis.  A copy of the Charter of the Audit Committee is attached to this proxy statement as Appendix A.

Compensation Committee. The Compensation Committee consists of six directors, each of whom satisfies the independence requirements set forth in NASD Rule 5605(a)(2).  The Compensation Committee establishes the compensation arrangements for our executive officers.  The Committee also administers the Company’s stock option plans.  The Company’s executive management supports the Compensation Committee by preliminarily determining compensation increases and providing data to the Committee for analysis.  In addition, the Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist the Committee.  All of the decisions with respect to the Company’s executive compensation are made by the Compensation Committee alone and may reflect factors and considerations other than, or that may differ from, the information and recommendations provided by management.  The Compensation Committee operates pursuant to a formal written charter that sets out the functions that this Committee is to perform and that is reviewed for adequacy on an annual basis.

Governance Committee. The Governance Committee consists of six directors, each of whom satisfies the independence requirements set forth in NASD Rule 5605(a)(2).  The Governance Committee identifies and recommends nominees for election to the Board, and oversees matters of corporate governance processes, including Board performance.

The Governance Committee’s duties specifically include:

•                                          screening and recommending candidates as nominees for election to the Board of Directors;

•                                          overseeing the process whereby Board and committee performance is evaluated;

•                                          overseeing the training and orientation of directors;

•                                          recommending committee assignments;

•                                          recommending the appropriate skills and characteristics required of new Board members; and

•                                          overseeing compliance with the Company’s Code of Conduct.

The Governance Committee operates pursuant to a written charter that sets out the functions that this Committee is to perform and that is reviewed for adequacy on an annual basis.  A copy of the Charter of the Governance Committee is attached to this proxy statement as Appendix B.

Certain Transactions

We have had and expect in the future to have banking transactions in the ordinary course of business with our directors and executive officers and their associates, including members of their families, corporation, partnerships or other organizations in which the directors and officers have a controlling interest.  It is our policy that these loans and other transactions be on substantially the same terms (including price, interest rate and collateral) as those prevailing at the same time for comparable transactions with unrelated parties.  We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to us.  Loans to individual directors and officers must also comply with our lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application.  Our policy is that all of our transactions with our affiliates will be on terms no less favorable to us than could be obtained from an unaffiliated third party and will be approved by a majority of disinterested directors.

PROPOSAL NO. 2: AMEND ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED PREFERRED STOCK

The Board of Directors has unanimously approved and recommends the approval of a proposed amendment to Article V of the Company’s Articles of Incorporation to increase the number of authorized shares of preferred stock from 500 to 10,000 shares, which shares of Preferred Stock shall have such designations, rights, preferences, qualifications, limitations and restrictions as are approved, from time to time, by the Board of Directors. Under the proposal, the first paragraph of Article V would read as follows:

ARTICLE V

The amount of the total authorized capital stock of said corporation shall be five million (5,000,000) shares of Common Stock with no par value per share, and ten thousand (10,000) shares of Preferred Stock with no par value per share (“Preferred Stock”).

The other provisions of Article V would remain unchanged.

The Company’s Articles of Incorporation currently authorize:

•                                          5,000,000 shares of Common Stock, of which a total of 1,968,777 are issued and outstanding as of March 30, 2012, 254,218 shares are reserved for issuance under outstanding warrants, 176,400 shares are reserved for issuance to employees and directors under the Company’s stock option plans, and 568,847 shares are reserved for issuance upon conversion of the Company’s outstanding Convertible Preferred Stock; and

•                                          500 shares of Preferred Stock, of which 187 shares of Series A Preferred Stock are issued and outstanding and 250 shares of Convertible Preferred Stock are issued and outstanding.

The Series A Preferred Stock was issued in December 2008 to the U.S. Treasury and has a liquidation amount per share of $35,116.  The Series A Preferred Stock pays cumulative dividends at a rate of 5% per year for the first five years and 9% per year thereafter. We may, upon prior consultation with the appropriate regulatory agency, redeem the Series A Preferred Stock at any time.  The Convertible Preferred Stock has a stated value of $31,992 per share, is entitled to quarterly cumulative dividends at an annual fixed rate of 6.5% and is convertible into shares of common stock of the Company at a current conversion price per share of $14.06.

Although the Board of Directors has no present plans for the issuance of additional Preferred Stock, the Board of Directors believes an increase in the number of authorized shares of Preferred Stock is necessary at this time to provide the Board of Directors with, among other things, additional flexibility in the management of the Company’s capitalization, raising capital, engaging in future acquisitions and other corporate purposes.

The additional Preferred Stock would be available for issuance from time to time as determined by the Board of Directors for any proper corporate purposes.  Such purposes might include issuance in a public or private sale for cash as a means of obtaining capital for use in the business and operations of the Company or for redeeming or replacing the Company’s currently outstanding Preferred Stock on terms that might be deemed more beneficial to the Company.  The timing and terms of the issuance of Preferred Stock to be used in connection with any such transaction would depend on a number of factors, strategic goals, the particular circumstances of the transaction in which the shares are issued, and other factors.  Furthermore, except as may be required for a particular issuance under applicable laws or the securities market on which the Company’s securities are then listed, the Preferred Stock may be issued upon the approval of the Board of Directors, without any further vote or action on the part of the Company’s shareholders. The Board will be authorized to provide for the issuance of one or more series of Preferred Stock and, in connection with the creation of any such series, to adopt one or more amendments to the Articles determining, in whole or in part, the express terms of any such series to the fullest extent permitted under Kentucky law.

The additional Preferred Stock will be undesignated and the rights, preferences, qualifications, limitations and restrictions will not be fixed.  The Board of Directors shall be empowered to issue the additional Preferred Stock, without any further shareholder action or approval: (i) in one or more classes, or in one or more series within a class, in such number of shares as it shall determine, and (ii) with such designations, powers, preferences, rights, qualifications, limitations and restrictions of each such class or series, including, among other things, dividend rights (including the amount and nature thereof), voting rights (in addition to any prescribed by applicable law) of the holders of the shares, the existence of any conversion or exchange privileges, any redemption features, any sinking fund provisions, rights in the event of liquidation, dissolution, or a winding up of the Company or distribution of substantially al of its assets, and the conditions or restrictions, if any, on specified action of the Company affecting the rights of such shares.  Holders of Preferred Stock will not be entitled to preemptive rights unless specifically provided therefore.

The Company is not presently considering any transaction involving the issuance of the Preferred Stock nor are there any plans, proposals, negotiations, agreements, or understandings to issue or to make any acquisition utilizing the Preferred Stock.  However, opportunities requiring prompt action may arise.  For example, the Board may seek to raise additional capital in order to redeem the outstanding Series A Preferred Stock prior to the scheduled increase in the dividend rate on the Series A Preferred Stock in December 2013.  The Board of Directors believes that the potential delay and expense in seeking shareholder approval for a specific issuance of Preferred Stock could deprive the Company and its shareholders of the ability to benefit from such an opportunity and/or cause the loss of attractive financing arrangements.

Effects of the Amendment on the Rights of Holders of Common Stock

The Company is unable to determine the effects of any future issuance of a series of Preferred Stock on the rights of its shareholders until the Board of Directors determines the rights of the holders of such series.  However, such effects might include: (i) a preference in the payment of dividends to holders of Preferred Stock; (ii) dilution of voting power in the unlikely event that the holders of shares of Preferred Stock are given voting rights; (iii) dilution of the equity interests and voting power of holders of common stock if the Preferred Stock is converted into common stock; (iv) a liquidation preference above the holders of common stock if the Preferred Stock is converted into common stock; and (v) prevention of mergers with or business combinations by the Company and discouragement of possible tender offers for shares of the Company’s common stock.

Potential Anti-Takeover Effect of the Amendment

The proposed amendment to the Articles of Incorporation could have certain anti-takeover effects with respect to the Company.  Specifically, the additional shares of Preferred Stock could be issued so as to make it more difficult for a third party to acquire a majority of the Company’s outstanding voting stock or otherwise effect a change of control in the Company by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors contemplating a tender offer or other transaction for the combination of the Company with another company.  Specifically, the ability of the Board of Directors to establish the rights of, and to cause the Company to issue, substantial amounts of Preferred Stock without the need for shareholder approval, upon such terms and conditions, and having such rights, privileges, and preferences as the Board of Directors may determine from time to time in the exercise of its business judgment, may, among other things, be used to create voting impediments with respect to changes in control of the Company or to dilute the stock ownership of holders of Common Stock seeking to obtain control of the Company.

Any future issuance of Preferred Stock, however, would require approval by the Board of Directors, and each director is legally bound to act in accordance with his or her good faith business judgment of the best interests of the Company.  The Board of Directors has no present intention of issuing any Preferred Stock for any defensive or anti-takeover purpose, of implementing any shareholder rights plan or with features specifically intended to make any attempted acquisition of the Company more difficult or costly.

The Company’s Articles of Incorporation and Bylaws currently contain the following provisions which may be considered to be anti-takeover provisions:

Staggered Directors’ Terms.  The directors of the Company are elected for staggered terms of three years with approximately one-third of the directors being elected in any one year.  This provision has the effect of making it more difficult and time consuming for a shareholder who has acquired or controls a majority of the Company’s outstanding Common Stock to gain immediate control of the Board of Directors or otherwise disrupt the Company’s management.

Advance Notice for Director Candidates.  The Company’s Bylaws require that shareholders who intend to nominate candidates for election to the Board of Directors must give written notice at least 60 days prior to the date of any shareholders’ meeting called for the purpose of electing directors.  The advance notice requirements in the Company’s Bylaws afford the Board of Directors the opportunity to consider the qualifications of the proposed nominees and, to the extent necessary, to inform the shareholders about these qualifications.

Advance Notice Requirements for Shareholders Proposals.  The Company’s Bylaws require that a shareholder wishing to bring business before an annual meeting of shareholders must give 60 days’ advance notice to the Company before the date of any shareholders’ meeting.  This advance notice requirement gives the Board of Directors the opportunity to consider the shareholder’s proposal and to inform the other shareholders about the proposal and the Board’s position regarding it.  This provision could discourage a shareholder from bringing a matter before an annual meeting.

The provisions discussed above may constitute defensive measures because they may discourage or deter a third party from attempting to acquire control of the Company.  The purpose of these provisions is to discourage and to insulate the Company against hostile takeover efforts which the Company’s Board of Directors might determine are not in the best interests of the Company and its shareholders.  We believe that these provisions are reasonable precautions to ensure that a party seeking control will discuss its proposal with management.

The classification of the Board of Directors makes it more difficult to change directors because they are elected for terms of three years rather than one year, and at least two annual meetings instead of one are required to change a majority of the Board of Directors.

The ability of the Board of Directors to issue additional shares of Preferred Stock also permits the Board of Directors to authorize issuance of the stock which may be dilutive and which may affect the substantive rights of shareholders without requiring an additional shareholder vote.

Collectively, the provisions may be beneficial to management in a hostile takeover attempt, making it more difficult to effect changes, and at the same time, adversely affecting shareholders who might wish to participate in a takeover attempt.

Recommendation and Vote

The affirmative vote of a majority of the shares of Common Stock present at the Meeting is required to adopt the proposed amendment to Article V of the Articles.  Common Stock represented by properly executed and returned proxy cards will be voted as specified or, if no instructions are given (except in the case of broker non-votes), will be voted “ FOR “ the adoption of the proposed amendment to Article V of the Articles.

The Board of Directors unanimously recommends that shareholders vote FOR this proposal to amend the Company’s Articles of Incorporation to increase the number of shares of authorized Preferred Stock.

AUDIT COMMITTEE REPORT

The following is the Report of the Audit Committee regarding the Company’s audited financial statements to be included in the Company’s Annual Report on Form 10-K.

The Audit Committee has reviewed and discussed with our management the Company’s audited financial statements as of December 31, 2011 and 2010 and for each of the years in the two-year period ended December 31, 2011.  The Audit Committee also reviewed and discussed with Crowe Horwath LLP (formerly known as Crowe Chizek and Company LLC), the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 112, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The Audit Committee has received the written disclosures and the letter from Crowe Horwath LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Crowe Horwath LLP their independence.

Based upon such review and discussions, the Audit Committee has recommended to the Board of Directors that, and the Board of Directors has approved, the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.

Members of the Audit Committee:

Sarah Glenn Grise, Chairman
Jack Sheidler
John Taylor
Kevin Vance
Barry D. Bray

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

PROPOSAL NO. 3: RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, as recommended and approved by the Audit Committee, is recommending to the shareholders the ratification of the appointment of the accounting firm of Crowe Horwath LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.  Crowe Horwath is a full-service firm of certified public accountants and has served as the Company’s auditors since 2005.  Services provided to the Company are described below under “Audit and Non-Audit Fees”.

A representative of the firm is expected to be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

Ratification of the appointment of Crowe Horwath will be approved if the number of shares of Common Stock voting for the proposal exceeds the number of shares voting against the proposal. if the Company’s shareholders do not ratify the appointment of Crow Horwath, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm.  If the appointment is ratified, the Audit Committee may in the future replace Crowe Horwath was our independent registered public accounting firm it is determined that it is in the Company’s best interest to do so.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Crowe Horwath, LLP as the Company’s independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012.

Audit and Non-Audit Fees

During the years ended December 31, 2011 and December 31, 2010, the Company incurred the following principal independent auditor fees:

	2011	2010
Audit Fees (1)	$88,750	$76,000
Audit-Related Fees (2)	20,849	18,901
Tax Fees (3)	14,108	9,600
All Other Fees (4)	—	3,815
Total Fees	$123,707	$108,316

(1)                                 Includes fees related to the annual independent audit of the Company’s financial statements and reviews of the Company’s annual and quarterly reports.

(2)                                 Includes services for consultation on various accounting matters and audit of the Company’s 401(k) plan.

(3)                                Includes fees for tax return preparation, tax consulting and quarterly estimated income tax calculations.

(4)                                 Includes fees paid for software related to compliance with Sarbanes-Oxley Section 404.

The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent auditor to the Company.  The policy requires that all services that the Company’s independent auditor may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Committee.  The Committee approved all audit and non-audit services provided by Crowe Horwath during fiscal year 2011 prior to Crowe Horwath performing such services.

PROPOSAL NO. 4: ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

The American Recovery and Reinvestment Act of 2010 requires, among other things, that every participant in the Troubled Asset Relief Program (TARP) Capital Purchase Program which has issued senior preferred shares and a related warrant to the U.S. Treasury Department permit an advisory (non-binding) shareholder vote on the compensation of the participant’s executives. The SEC requires participants in the Capital Purchase Program to submit this proposal to shareholders annually for their approval of the executive compensation arrangements as described in the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in their proxy statements.

As a result of the Company’s participation in the Capital Purchase Program you, as a shareholder, are given the opportunity to endorse or not endorse our executive compensation program by voting on the following resolution, which is commonly known as a “say-on-pay” proposal:

“Resolved, that the shareholders approve the overall executive compensation policies and procedures employed by the Company, as described in the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in the Company’s Proxy Statement for its 2012 Annual Meeting.”

Because the vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee.  However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The affirmative vote of a plurality of the votes cast by the holders of the Company’s common stock present or represented at the Meeting and entitled to vote is required to approve this proposal.

The Board of Directors unanimously recommends a vote FOR approval of this resolution.

EXECUTIVE OFFICERS

Our executive officers, as listed below, are subject to re-election annually and serve at the pleasure of the Board of Directors.

Name	Age	Present Positions with the Company and the Bank

M. Todd Kanipe	43

President and Chief Executive Officer and Director since July 2009; Executive Vice President and Chief Credit Officer from December 2005 to July 2009; Chief Financial Officer from January 2008 through September 2008; Chief Credit Officer from July 2004 through December 2005; Vice President and Trust Relationship Manager from 1999 to July 2004

Steve Marcum	55

Executive Vice President and Chief Financial Officer since August 2009 and from October 2005 through January 2008; from January 2008 to August 2009, bank examiner at the Federal Deposit Insurance Corporation and senior manager with Carr, Riggs & Ingram (formerly Holland CPAs), a Bowling Green, Kentucky public accounting firm

Marc Lively	48

Executive Vice President and Chief Credit Officer since December 2011; from 2005 to 2011, President and, from 2000 to 2011, Chief Executive Officer of Community First, Inc. and Community First Bank & Trust; Community First, Inc. is a $636 million bank holding company (as of September 30, 2011) headquartered in Columbia, Tennessee

Kim M. Thomas	41

Executive Vice President and President, Community Banking since January 2009; from 2005 through 2007, Executive Vice President and Chief Marketing Officer; from 1999 through 2004, Vice President of Marketing and commercial banking officer

EXECUTIVE COMPENSATION

The following table provides information concerning compensation paid or accrued by the Company and Citizens First Bank to or on behalf of each person who served as our President and Chief Executive Officer in 2011 and each other executive officer who had annual salary and bonus that exceeded $100,000 in 2011 (the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total($)
M. Todd Kanipe	2011	$206,000	—	—	$18,521	$224,521
President and Chief Executive Officer	2010	$208,007	—	—	$14,478	$222,485
Steve Marcum	2011	$157,500	—	—	$12,382	$169,882
Executive Vice President and Chief Financial Officer	2010	$158,674	—	—	$12,530	$171,204
Kim M. Thomas	2011	$100,000	—	—	$9,008	$109,008
Executive Vice President and President of Community Banking	2010	$104,069	—	—	$10,032	$114,101

(1)         No option awards were granted and no option expense accrued in 2011.

(2)         Other compensation for 2011 includes: (a) the match of up to 4% of the officer’s salary under the 401(k) Plan ($8,432 for Mr. Kanipe; $6,322 for Mr. Marcum; and $4,022 for Ms. Thomas); (b) the cost of life insurance premiums paid on behalf of the officer ($588 for Mr. Kanipe; $449 for Mr. Marcum; and $294 for Ms. Thomas); and (c) the portion of the cost of health insurance coverage for such officer that is paid by Citizens First ($4,381 for Mr. Kanipe; $4,016 for Mr. Marcum; and $4,016 for Ms. Thomas).

Outstanding Equity Awards at Fiscal Year-End 2011

Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

M. Todd Kanipe	6,615 (1)	—	$12.93	01/14/14
	3,749 (2)	—	$13.65	01/12/15
	4,095 (3)	—	$18.82	02/21/16
Kim Thomas	1,654 (1)	—	$12.93	1/14/14
	3,749 (2)	—	$13.65	1/12/15
	4,095 (3)	—	$18.82	2/21/16

(1) The options are exercisable in three equal annual installments commencing January 14, 2005.

(2) The options are exercisable in three equal annual installments commencing January 12, 2006.

(3) The options are exercisable in three equal annual installments commencing February 21, 2007.

Employment Agreements.  The Company is a party to an employment agreement with M. Todd Kanipe which provides for Mr. Kanipe’s employment by us as President and Chief Executive Officer.  Mr. Kanipe’s employment agreement is for a term of three years and will be automatically renewed for successive one year terms unless either party gives 60 days notice to the other of its intent not to renew.

The agreement provides for payment to Mr. Kanipe of an annual salary of $200,000 (subject to adjustment from time to time), four weeks vacation annually, a monthly automobile allowance and participation in all employee benefit programs as are offered by the Company to its other executive officers.  The agreement may be terminated by the Company upon 60 days notice for cause (as defined in the agreement). In the event the agreement is terminated with cause, Mr. Kanipe shall not be entitled to any further compensation following written notice of termination.  Mr. Kanipe may voluntarily terminate his employment upon 60 days notice. In the event the agreement is terminated by Mr. Kanipe, the Company will be obligated to pay Mr. Kanipe the value of accrued fringe benefits through the date of termination.  In the event of Mr. Kanipe’s termination of the agreement, he will be prohibited for six months from rendering any services to any banking institution in Warren, Barren, Hart, and Simpson Counties in Kentucky and any county contiguous to Warren County, (ii) offering employment to any other person who was an employee or agent of the Company at any time during the last twelve months of Mr. Kanipe’s employment, or (iii) contacting any existing or prospective customer of the Company for the purpose of soliciting, offering or doing any type of business or services similar in nature to the business of the Company.

On April 15, 2010, the Company and Steve Marcum entered into an employment agreement providing for Mr. Marcum’s employment as Executive Vice President and Chief Financial Officer of the Company and the Bank.  The agreement is for a term of three years and will be automatically renewed for successive one year terms unless either party gives 60 days notice to the other of its intent not to renew.  The agreement provides for payment to Mr. Marcum of an annual salary of $152,500 (subject to adjustment from time to time), four weeks of vacation annually and participation in all employee benefit programs as are offered by the Company to its other executive officers.  The agreement may be terminated by the Company for cause (as defined in the agreement).  In the event the agreement is terminated with cause, Mr. Marcum shall not be entitled to any further compensation following written notice of termination.  Mr. Marcum may voluntarily terminate his employment upon 60 days notice.  In the event the agreement is terminated by Mr. Marcum, the Company will be obligated to pay Mr. Marcum the value of accrued fringe benefits through the date of termination.  In the event of Mr. Marcum’s termination of the agreement, he will be prohibited for six months from (i) rendering any services to any banking institutions in Warren, Barren, Hart, and Simpson Counties in Kentucky and any county contiguous to Warren County, (ii) offering employment to any other person who was an employee or agent of the Company at any time during the last twelve months of Mr. Marcum’s employment, or (iii) contacting any existing or prospective customer of the Company for the purpose of soliciting, offering or doing any type of business or services similar in nature to the business of the Company.

401(k) Plan.  We maintain a 401(k) plan for substantially all employees.  Employees may voluntarily contribute to the plan.  Historically we have matched employee contributions in an amount equal to 100% of the employee’s contributions up to 4% of the employee’s compensation.  We may also make an additional profit sharing contribution to the plan, subject to the discretion of the Board of Directors.  There was no additional profit sharing contribution made for 2011.

SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of March 30, 2012 (except as otherwise indicated below) regarding the beneficial ownership of our common stock by each director and director nominee of the Company, each named executive officer listed in the Summary Compensation Table in this proxy statement, and by all of our directors, director nominees and executive officers as a group.  Except as otherwise noted, each person is the record owner of and has sole voting and investment power with respect to the shares of common stock shown as beneficially owned by them.  The percentage of beneficial ownership is calculated based on 1,968,777 shares of common stock outstanding as of March 30, 2012.

		Shares That May Be Acquired
Name	Common Shares Owned	Upon Exercise of Options(1)	Upon Conversion of Preferred Stock(2)	Total	Percent Owned of All Shares
Barry D. Bray (3)	30,884	1,577	27,304	59,765	3.0%
Sarah Glenn Grise (4)	6,045	2,128	—	8,173	*
Chris Guthrie	500	1,577	—	2,077	*
James R. Hilliard	12,506	—	18,203	30,709	1.5%
M. Todd Kanipe (5)	6,500	14,459	2,275	23,234	1.2%
Steve Marcum	9,042	—	4,550	13,592	*
Amy Milliken (6)	4,493	—	6,826	11,319	*
Steve Newberry (7)	2,179	500	—	2,679
Jack Sheidler	37,383	2,128	36,406	75,917	3.8%
John Taylor	700	—	—	700	*
Kim Thomas	4,003	9,498	4,550	18,051	*
Kevin Vance	5,630	500	6,826	12,956	*
Current directors and executive officers as a group (12 persons)	119,865	32,367	106,940	259,172	12.3%

*  Less than 1.0%.

(1)                 Represents shares that could be acquired upon the exercise of vested options within 60 days of March 30, 2012 (the record date of the Meeting).

(2)                 Represents shares that could be acquired upon conversion of shares of Convertible Preferred Stock.  Shares of Convertible Preferred Stock have a stated value of $31,992 per share and are convertible into shares of our common stock at a price of $14.06 per share.  Shares of Convertible Preferred Stock are owned by our directors and named executive officers as follows:  Barry D. Bray — 12 shares; James R. Hilliard — 8 shares; M. Todd Kanipe -1 share; Steve Marcum — 2 shares; Amy Milliken — 3 shares (held jointly with Ms. Milliken’s father); Jack Sheidler — 16 shares; Kim Thomas — 2 shares; and Kevin Vance — 3 shares (held jointly with Mr. Vance’s wife).

(3)                 Includes 8,000 shares held by Mr. Bray’s wife.

(4)                 Includes 1,357 shares held jointly with Ms. Grise’s husband.

(5)                 Includes 1,800 shares held in an individual retirement account for the benefit of Mr. Kanipe’s wife.

(6)                 Includes 56 shares held jointly with Ms. Milliken’s husband, 530 shares held by Ms. Milliken’s husband and 1,785 shares held by Ms. Milliken’s children.

(7)                 Includes 2,179 shares held jointly with Mr. Newberry’s wife.

The following table sets forth information as of March 30, 2012 (except as otherwise indicated below) regarding the beneficial ownership of our common stock by the only persons known by the Company to beneficially own more than five percent (5%) of the Common Stock.  The percentage of beneficial ownership is calculated based on 1,968,777 shares of common stock outstanding as of March 30, 2012.

		Shares That May Be Acquired
Name	Common Shares Owned	Upon Exercise of Options	Upon Conversion of Preferred Stock	Total	Percent Owned of All Shares
Service Capital Partners, LP (1)	194,000	—	—	194,000	9.9%
Service Capital Advisors (1)	194,000	—	—	194,000	9.9%
Dory Wiley (1)	194,000	—	—	194,000	9.9%
PRB Investors, L.P. (2)	162,609	—	—	162,609	8.3%
PRB Advisors, L.L.C. (2)	162,609	—	—	162,609	8.3%
Andrew P. Bergman (2)	162,609	—	—	162,609	8.3%
Stephen J. Paluszek (2)	174,475	—	—	174,475	8.9%
Billy J. Bell (3)	98,942	—	34,131	133,073	6.6%

(1)                 Based upon information set forth in a Schedule 13G filed February 14, 2010 with the Securities and Exchange Commission (“SEC”).  According to the filing, Service Equity Partners, LP and Service Equity Partners (QP), LP are the record owners of the shares.  Service Capital Partners, LP is the general partner of Service Equity Partners, LP and Service Equity Partners (QP), LP.  Service Capital Advisors is the general partner of Service Capital Partners, LP and Dory Wiley is a principal of Service Capital Advisors.  According to the filing, Service Capital Partners, LP, Service Capital Advisors and Dory Wiley may be deemed the beneficial owners of the shares.  The address of Service Capital Partners, LP, Service Capital Advisors and Dory Wiley is 1700 Pacific Avenue, Suite 2020, Dallas, Texas 75201.

(2)                 Based upon information set forth in Amendment No. 3 to Schedule 13G filed February 14, 2012 with the SEC. According to the filing, PRB Investors, L.P., PRB Advisors, L.L.C. , Andrew P. Bergman and Stephen J. Paluszek share voting and dispositive power with respect to 162,609 shares.  The address of PRB Investors, L.P., PRB Advisors, L.LC., Andrew P. Bergman and Stephen J. Paluszek is 245 Park Avenue, 24th Floor, New York, New York 10167.

(3)                 Based upon information set forth in a Schedule 13G filed May 1, 2010 with the SEC.  Includes 34,131 shares that could be acquired upon conversion of shares of Convertible Preferred Stock.  The address of Billy J. Bell is 2366 Ewing Ford Road, Bowling Green, Kentucky 42103.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file reports of holdings and transactions in our Common Stock with the Securities and Exchange Commission.  Based on our information, we believe that all Section 16(a) Securities and Exchange Commission filing requirements applicable to our directors, officers and other beneficial owners for 2011 were timely met except that Mr. Lively’s Initial Statement of Beneficial Ownership on From 3 was not timely filed.

ANNUAL REPORT

We will provide without charge to any shareholder, upon written request, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which includes financial statements, which is required to be filed with the Securities and Exchange Commission.  Written requests should be directed to Kim Harmon, Citizens First Corporation, at 1065 Ashley Street, Suite 150, Bowling Green, Kentucky 42103, or at telephone number (270) 393-0700.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors does not know of any other matters that may be brought before the Meeting, other than the items referred to in this proxy statement.  If, however, any such other matters are presented, the persons named in the accompanying proxy card or their substitutes will vote such proxy according to their best judgment on such matters.

Please vote by telephone or over the Internet, or fill in, sign and date the proxy card and return it in the accompanying prepaid envelope.  If you attend the Meeting and wish to vote your shares in person, you may do so.  Your cooperation in giving this matter your prompt attention is appreciated.

Appendix A

CITIZENS FIRST CORPORATION

AUDIT COMMITTEE CHARTER

1.             PURPOSE

The primary functions of the Audit Committee are to assist the Board of Directors in fulfilling its oversight responsibilities with respect to:  (i) the Company’s systems of internal controls regarding finance, accounting, and ethical behavior; (ii) the Company’s auditing, accounting and financial reporting processes generally; (iii) the integrity of the Company’s financial statements and other financial information provided by the Company to its shareholders, the public and others; (iv) compliance with legal and regulatory requirements; and (v) the performance of the Company’s independent auditors. Consistent with these functions, the Committee will encourage continuous improvement of, and foster adherence to, the Company’s policies, procedures and practices at all levels.

Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. The members of the Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Committee to conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

2.             ORGANIZATION

The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall satisfy the applicable independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act of 1934 and any other regulatory requirements.  The Board will determine whether at least one member of the Audit Committee qualifies as an “audit committee financial expert” in compliance with the criteria established by the SEC.  The existence of such a member, including his or her name and whether or not he or she is independent, will be disclosed in periodic filings as required by the SEC.

Committee members shall be elected by the Board annually. Members shall serve until their successors shall be duly elected. The Committee’s chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the full Committee. The Committee may form and delegate authority to subcommittees when appropriate.

3.             MEETINGS

The Audit Committee shall meet four times per year on a quarterly basis, or more frequently as circumstances require. The Committee shall require members of management, the independent auditors and others to attend meetings and to provide pertinent information, as necessary. As part of its responsibility to foster open communications, the Committee shall meet in separate executive sessions during each of its four regularly scheduled meetings with management and the Company’s independent auditors to discuss any matters that the Committee (or any of these groups) believes should be discussed privately.

4.             RESPONSIBILITIES AND DUTIES

In recognition of the fact that the Company’s independent auditors are ultimately accountable to the Audit Committee, the Committee shall have the sole authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors or nominate the independent auditors for shareholder approval. The Committee shall approve all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Committee shall consult with management but shall not delegate these responsibilities.

To fulfill its responsibilities and duties, the Audit Committee shall:

A.            With respect to the independent auditors:

[1] Be directly responsible for the appointment, compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing its audit report or related work.

[2] Have the sole authority to review in advance, and grant any appropriate pre-approvals of, (i) all auditing services to be provided by the independent auditors and (ii) all non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act of 1934, and in connection therewith, to approve all fees and other terms of engagement. The Committee shall also review and approve disclosures required to be included in Securities and Exchange Commission periodic reports filed under Section 13(a) of the Securities Exchange Act of 1934 with respect to non-audit services.

[3] Review the performance of the Company’s independent auditors on at least an annual basis and remove the independent auditor if circumstances warrant.

[4] On an annual basis, review and discuss with the independent auditors all relationships the independent auditors have with the Company in order to evaluate the independent auditors’ continued independence. The Committee: (i) shall ensure that the independent auditors submit to the Committee on an annual basis a written statement (consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence) delineating all relationships and services that may impact the objectivity and independence of the independent auditors; (ii) shall discuss with the independent auditors any disclosed relationship or services that may impact the objectivity and independence of the independent auditors; and (iii) shall satisfy itself as to the independent auditors’ independence.

[5] At least annually, obtain and review an annual report from the independent auditors describing (i) the independent auditors’ internal quality control procedures and (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

[6] Review the independent auditor’s attestation and report on management’s internal control report, from the time that such reports are prepared and hold timely discussions with the independent auditor regarding the following:

All critical accounting policies and practices;

All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor; and

Other material written communications between the independent auditor and management, including, but not limited to, the management letter and schedule of unadjusted differences.

[7] Review all reports required to be submitted by the independent auditors to the Committee under Section 10A of the Securities Exchange Act of 1934.

[8] Review, based upon the recommendation of the independent auditors, the scope and plan of the work to be done by the independent auditors for each fiscal year.

B.            With respect to the financial statements:

[1] Review and discuss with management and the independent auditors the Company’s quarterly financial statements (including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the independent auditors’ review of the quarterly financial statements) prior to submission to shareholders, any governmental body, any stock exchange or the public.

[2] Review and discuss with management and the independent auditors the Company’s annual audited financial statements (including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”).

[3] Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.

[4] Recommend to the Board of Directors, if appropriate, that the Company’s annual audited financial statements be included in the Company’s annual report on Form 10-K for filing with the Securities and Exchange Commission.

[5] Prepare the report required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement and any other Committee reports required by applicable securities laws or stock exchange listing requirements or rules.

C.            Periodic and Annual Reviews:

[1] Periodically review separately with each of management and the independent auditors (i) any significant disagreement between management and the independent auditors in connection with the preparation of the financial statements, (ii) any difficulties encountered during the course of the audit (including any restrictions on the scope of work or access to required information), and (iii) management’s response to each.

[2] Periodically discuss with the independent auditors, without management being present, (i) their judgments about the quality, appropriateness, and acceptability of the Company’s accounting principles and financial disclosure practices, as applied in its financial reporting, and (ii) the completeness and accuracy of the Company’s financial statements.

[3] Consider and approve, if appropriate, significant changes to the Company’s accounting principles and financial disclosure practices as suggested by the independent auditors or management and review with the independent auditors and management, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented.

[4] Review with management, the independent auditors, and the Company’s counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company’s financial statements, including significant changes in accounting standards or rules as promulgated by the Financial Accounting Standards Board, the Securities and Exchange Commission or other regulatory authorities with relevant jurisdiction.

[5] Obtain and review an annual report from management relating to the accounting principles used in preparation of the Company’s financial statements (including those policies for which management is required to exercise discretion or judgments regarding the implementation thereof).

D.            Discussions With Management:

[1] Review and discuss with management the Company’s earnings press releases (including the use of “pro forma” or “adjusted” non-GAAP information) as well as financial information and earnings guidance provided to analysts and rating agencies.

[2] Review and discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current of future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

[3] Inquire about the application of the Company’s accounting policies and its consistency from period to period, and the compatibility of these accounting policies with generally accepted accounting principles, and (where appropriate) the Company’s provisions for future occurrences that may have a material impact on the financial statements of the Company.

[4] Review and discuss with management all disclosures made by the Company concerning any material changes in the financial condition or operations of the Company.

[5] Obtain explanations from management for unusual variances in the Company’s annual financial statements from year to year, and review annually the independent auditors’ letter of the recommendations to management and management’s response.

E.            With respect to internal controls:

[1] In consultation with the independent auditors, review the integrity of the Company’s financial reporting process (both internal and external) and the adequacy of the Company’s internal control structure and system, and the procedures designed to insure compliance with laws and regulations.

[2] Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

[3] Receive and review any disclosure from the Company’s CEO or CFO made in connection with the certification of the Company’s quarterly and annual reports filed with the SEC of : (a) all significant deficiencies and material weaknesses in the design and operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial date; and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

F.             Other:

[1] Review and approve all related-party transactions.

[2] Establish, review and update periodically a code of business conduct and ethics and determine whether management has established a system to enforce this code.  Review and approve (i) any change or waiver in the Company’s code of business conduct and ethics for directors or executive officers, and (ii) any disclosure made on Form 8-K regarding such change or waiver.

[3] Establish the policy for the Company’s hiring of employees or former employees of the independent auditors who were engaged on the Company’s account.

[4] Review any management decision to seek a second opinion from independent auditors other than the Company’s regular independent auditors with respect to any significant accounting issue.

[5] Review with management and the independent auditors the sufficiency and quality of the financial and accounting personnel of the Company.

[6] Review and reassess the adequacy of this Charter annually and recommend to the Board any changes the Committee deems appropriate.

[7] Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

5.             Resources.

The Audit Committee shall have the authority to retain independent legal, accounting and other consultants to advise the Committee as deemed appropriate to perform its duties and responsibilities.  The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.  The Committee shall determine the extent of funding necessary for payment of compensation to the independent auditors for purpose of rendering or issuing the annual audit report and to any independent legal, accounting and other consultants retained to advise the Committee.

Appendix B

CITIZENS FIRST CORPORATION

GOVERNANCE COMMITTEE CHARTER

1. PURPOSE

The primary purpose of the Committee is to:

•                                          develop and recommend to the Board corporate governance policies and guidelines for the Corporation and for identifying and nominating director and committee member candidates; and

•                                          nominate directors for election to the Board and appointment to committee membership.

2. COMPOSITION

The members of the Committee shall be appointed annually by a majority of the Board of Directors upon the recommendation of the Committee and shall serve until their successors shall be elected or until their earlier resignation or removal.  The Committee shall be comprised of not less than three (3) members of the Board of Directors, each of whom shall be independent as and when required by the listing standards of The Nasdaq Stock Market and any standards of independence as may be prescribed for purposes of any federal securities, tax, banking or other laws relating to the Committee’s duties and responsibilities.  The Board will appoint one of the members of the Committee to serve as the Committee’s Chairperson on the recommendation of the Committee.  The Committee may also appoint a Secretary, who need not be a director.

3. MEETINGS

The Committee shall meet as often as its members deem necessary, but at least once each year, at times and places decided by the Committee Chairperson.  A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present, shall be the act of the Committee.  In the absence of a quorum, a majority of the members of the Committee may adjourn any meeting, from time to time, until a quorum is present.  No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned.

4. RESPONSIBILITIES & AUTHORITY

A. Corporate Governance Policies.

•                                          Oversee compliance with the Company’s Code of Conduct by directors, officers and employees, working in conjunction with the Audit Committee when appropriate. This includes investigating any potential conflict of interest by a director or senior executive and recommending resolutions to the Board.

•                                          Recommend to the Board policies to enhance the Board’s effectiveness, including the size and composition of the Board, the frequency and structure of Board meetings, the frequency, structure and guidelines for calling executive sessions of independent directors, procedures for Board meetings and the formation of new Board committees.

•                                          Consider any other corporate governance issues that arise from time to time, including requests for waivers from the Corporation’s Code of Conduct, and develop appropriate recommendations for the Board.

•                                          Review and advise the Board from time to time with respect to the governance structure of the Corporation.

B. Charter Review.

•                                          Review and reassess the adequacy of this Charter annually and recommend to the Board any proposed changes to this Charter.

•                                          Review annually the charter of each other committee of the Corporation and recommend to the Board any proposed changes.

C. Board Membership.

•                                          Investigate and assess the backgrounds and skills required of Board members and those of potential candidates for Board membership.

•                                          Nominate candidates to be presented to the shareholders for election or to the Board for appointment to fill vacancies accordingly, considering the independence and other qualifications of each candidate and seeking an appropriately diversified Board.

•                                          Consider questions and make recommendations to the Board regarding determinations of independence of the members of the Board consistent with the requirements applicable to Nasdaq and other legal or regulatory requirements.

•                                          Oversee the process whereby current Board members are evaluated and provide advice to individual Board members as a result of this process.

•                                          Oversee the orientation program for new directors and consult with them on their progress and a continuing education program for existing directors.

•                                          Recommend to the Board the compensation to be paid to outside directors.

D. Committee Memberships.

•                                          Recommend committee assignments, including committee chairmanships, to the full Board for approval, considering the qualifications for membership on each committee.

•                                          Recommend to the Board such changes to the Board’s committee structure and committee functions as it deems advisable.

E. Evaluation of the Board and Committees.

•                                          Oversee the process whereby the full Board and each of its committees annually assesses its performance, the results of which are reported to the Board along with any recommendations for improvements.

F. General.

•                                          To the extent it deems necessary or appropriate, retain independent legal, accounting or other advisors.  The Committee shall also have the authority, to the extent it deems necessary or appropriate, to ask the Corporation to provide the Committee with the support of one or more Corporation employees to assist it in carrying out its duties.  The Corporation shall provide for appropriate funding, as determined solely by the Committee, for payment of compensation to any advisors employed by the Committee.  The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or other advisors to attend a meeting of the Committee or to meet with any members of, or consultant to, the Committee.

•                                          Retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms, with such fees to be borne by the Corporation.

•                                          Form and delegate authority to subcommittees when appropriate.

•                                          Report to the Board on the Committee’s activities at each Board meeting.

In performing their responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

•                                          One or more officers or employees of the Corporation whom the Committee member reasonably believes to be reliable and competent in the matters presented;

•                                          Counsel, independent auditors, or other persons as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person; or

•                                          Another committee of the Board as to matters within its designated authority, which committee the Committee member reasonably believes to merit confidence.

REVOCABLE PROXY	CITIZENS FIRST CORPORATION

CITIZENS FIRST CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS ON MAY 16, 2012

The undersigned hereby appoints Dawn Forbes and Kim Harmon, and each or either of them, as proxies for the undersigned, with full power of substitution in each, to represent the undersigned in all matters coming before the 2012 Annual Meeting of Shareholders of Citizens First Corporation to be held at the Carroll Knicely Institute for Economic Development and Public Service-South Campus, 2355 Nashville Road, Bowling Green, Kentucky on Wednesday, May 16 2012at 3:30 p.m. local time, and any adjournments thereof, and to vote all shares owned of record by the undersigned as follows:

1.  ELECTION OF DIRECTORS:

	For	Withhold Authority	Vote For All
James R. Hilliard	☐	☐
M. Todd Kanipe	☐	☐	☐
Kevin Vance	☐	☐

2.  APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION. To approve an amendment to increase the number of authorized shares of preferred stock from 500 to 10,000.

For ☐	Against ☐	Abstain ☐

3.  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.  To ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012

For ☐	Against ☐	Abstain ☐

4.  ADVISORY VOTE ON EXECUTIVE COMPENSATION.  To approve the non-binding proposal on the compensation of the Company’s named executive officers as described in the proxy statement.

For ☐	Against ☐	Abstain ☐

5.  OTHER MATTERS.  In their discretion, to vote with respect to any other matters that may come before the Meeting or any adjournments thereof, including matters incident to its conduct.

When properly executed, this proxy will be voted in the manner specified above by the shareholder.  To the extent contrary specifications are not given, this proxy will be voted for the nominees listed in Item 1, for approval of the amendment to the articles of incorporation, for approval of the ratification of the appointment of the independent public accounting firm and for approval of the non-binding proposal on the compensation of the Company’s named executive officers as described in the proxy statement.

SIGNATURE	DATE	SIGNATURE	DATE

Please sign exactly as name appears on this card.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or authorized officer.  If a partnership, please sign in partnership name by authorized person.

IF VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

DETACH PROXY CARD HERE

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 16, 2012.  The notice of annual meeting of shareholders, proxy statement, proxy card and annual report on Form 10-K are available at http://www.cfc.ilstk.com.

ATTENTION SHAREHOLDERS

INTERNET VOTING

You can now submit your Proxy via the Internet and have your vote recorded.

Why use the Internet?

•                                          Internet voting is timelier.

•                                          It saves the Company the ever-rising cost of business reply postage.

•                                          You can change your vote by re-voting at any time.

•                                          It is simple and easy to use.

Instructions for Internet voting can be found on the reverse side.

The Internet voting website is http://222.ilstk.com — click on “shareholder services” and select “Internet voting”.

Citizens First Corporation

The Board of Directors of

Citizens First Corporation

Cordially Invites You to Attend Our

Annual Meeting of Shareholders

Wednesday, May 16, 2012, 3:30 p.m. Local Time

Carroll Knicely Institute for Economic Development and Public Service — South Campus

2355 Nashville Road

Bowling Green, Kentucky

You can vote in one of four ways:

1) By Internet, 2) by telephone, 3) by mail or 4) by voting in person at the meeting.

IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE, PLEASE COMPLETE THE PROXY CARD, DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:

IST Shareholder Services

209 West Jackson Boulevard, Suite 903

Chicago, Illinois 60606

DETACH PROXY CARD HERE	(continued on reverse side)
VOTER CONTROL NUMBER

TO VOTE BY INTERNET

Your Internet vote is quick, confidential and your vote is immediately submitted.  Just follow these easy steps:

1.        Read the accompanying Proxy Statement.

2.                       Visit our Internet voting site at www.ilstk.com, click on “Shareholder Services,” select the “Internet Voting” tab, enter your Voter Control Number and the last four digits of your Tax Identification Number that is associated with the account you are voting in the designated fields.  Your Voter Control Number is shown above.

Please note that all votes cast by Internet must be completed and submitted prior to Monday, May 14, 2012 at 11:59 p.m. Central Time.

This is a “secured” web page site.  Your software and/or Internet provider must be “enabled’ to access this site.  Please call your software or Internet provider for further information if needed.

If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail

TO VOTE BY TELEPHONE

Your telephone vote is quick, confidential and immediate.  Just follow these easy steps:

1.        Read the accompanying Proxy Statement.

2.                       Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.

3.                       When asked for your Voter Control Number, enter the number printed above.

Please note that all votes cast by telephone must be completed and submitted prior to Monday, May 14, 2012 at 11:59 p.m. Central Time.

If You Vote By TELEPHONE, Please Do Not Return Your Proxy Card By Mail

TO VOTE BY MAIL

To vote by mail, complete both sides of the proxy card, sign and date on the reverse side, detach and return the card in the envelope provided.